                                                                    Exhibit 10.4


                               H.B. FULLER COMPANY
           AMENDED AND RESTATED DIRECTORS' DEFERRED COMPENSATION PLAN

         H.B. Fuller Company, a Minnesota corporation, maintains the H.B. Fuller Company Directors' Deferred Compensation Plan (originally known as the H.B. Fuller Company Directors' Stock Plan), effective as of April 20, 1989, and as amended from time to time. The Plan is hereby amended and restated in its entirety effective December 1, 2001 to provide investment options in addition to Company Common Stock and improved administrative capabilities.


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Section 1.1 - Definitions. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

     (a) "Account" or "Accounts" means the account or accounts established and maintained for a Participant pursuant to Article III of the Plan. A Participant's Accounts shall consist of the Participant's Deferred Compensation Account and the Participant's Company Stock Account.

     (b) "Allocation Request Form" means such form or forms as may be approved by the Company from time to time for use by a Participant to request: (i) an allocation of certain deferred compensation and/or an allocation or reallocation of a Participant's Deferred Compensation Account among available investment options pursuant to Section 6.2(c), and (ii) that certain deferred compensation be allocated to the Participant's Company Stock Account pursuant to Section 6.1.

     (c) "Board of Directors" means the Board of Directors of H.B. Fuller
Company.

     (d) "Change in Control" means:

     (i) a change in the control of the Company of a nature that would be required to be reported in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; or

     (ii) a public announcement (which, for purposes hereof, shall include, without limitation, a report filed pursuant to section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity becomes the beneficial owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the Voting Power of the Company then outstanding; or

    (iii) the individuals who, as of the effective date of this amendment and restatement, are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board); or

     (iv) the approval of the shareholders of the Company of (A) any consolidation, merger or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the Voting Power of the Company then outstanding or the combined voting power of the surviving entity's then outstanding voting securities; (B) any sale, lease, exchange or other transfer in one transaction or series of related transactions of substantially all of the assets of the

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          Company; or (C) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or

     (v) a determination by a majority of the members of the Incumbent Board, in their sole and absolute discretion, that there has been a change in control of the Company.

For purposes of this definition, "Voting Power" when used with reference to the Company shall mean the voting power of all classes and series of capital stock of the Company now or hereafter authorized other than the voting power of any of the shares of Series A Preferred Stock outstanding as of the date of this amendment and restatement of the Plan.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

     (g) "Company" means the H.B. Fuller Company, a Minnesota corporation.

     (h) "Company Stock Account" means the Account established and maintained for a Participant as a record of the Participant's hypothetical investments in units of Company Common Stock.

     (i) "Compensation Committee" means the Compensation Committee of the Board of Directors, or such other persons or committee as may be designated by the Board of Directors.

     (j) "Deferral Election Form" means such form or forms as may be approved by the Company from time to time for use by a Participant to elect to defer compensation under the Plan.

     (k) "Deferred Compensation Account" means the Account established and maintained for a Participant as a record of the amounts deferred by the Participant under the Plan and the Participant's hypothetical investments in available investment options.

     (l) "Director" means a member of the Board of Directors of Company.

     (m) "Disability" means that, based on evidence reasonably satisfactory to the Compensation Committee, the Participant is totally and permanently disabled.

     (n) "Distributable Event" means an event identified as such in Section 5.1.

     (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (p) "Meeting Fees" means any amounts that would have been paid to a Director during a calendar year with respect to attendance at a meeting of the Board of Directors or a committee thereof had deferral for such year not been timely elected. In no event does the term "Meeting Fees" include any per diem amounts paid with respect to attendance at any meeting of the Board of Directors (including any committee thereof).

     (q) "Participant" means an individual identified as such under Article II of the Plan.

     (r) "Plan" means the H.B. Fuller Company Amended and Restated Directors' Deferred Compensation Plan, as of its original effective date, including any amendments thereto, which is unfunded and maintained by H.B. Fuller Company primarily for the purpose of providing Directors with a means of deferring their Meeting Fees and Retainer Fees.

     (s) "Retainer Fees" means any of the following amounts with respect to a calendar year: (i) two-thirds (2/3) of the retainer fee amount that would be paid to a Participant in March of the calendar year in question had deferral for such year not been timely elected such two-thirds (2/3) amount representing retainer fee amounts earned in January and February of such year; (ii) the entire retainer fee amount that would be paid to a Participant in June, September, and December of the calendar year in question had deferral for such year not

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been elected; and (iii) one-third (1/3) of the retainer fee amount that would be paid to a Participant in March of the next calendar year had deferral for the previous calendar year not been timely elected, such one-third (1/3) amount representing the retainer fee amount earned in December of such previous calendar year.

     (t) "Retirement" means the voluntary or involuntary resignation of a Director, the removal of a Director with or without cause, or the conclusion of a Director's term of office where the Director is not reelected by the shareholders of the Company to a succeeding term.

     (u) "Rollover Amount" means the amount determined in accordance with
Section 3.4.

     (v) "Trust" means the Trust or Trusts described in Section 11.4. Any such Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

     (w) "Trustee" means the corporation or person or persons selected by the Company to serve as Trustee for a Trust or Trusts.

     (x) "Vested" means an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with the terms of the Plan.


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

     Section 2.1 - Eligibility. Any present or future Director who is not an employee of the Company or any of its affiliates shall be eligible to participate in the Plan.

     Section 2.2 - Participation. An individual eligible to participate in the Plan shall become a Participant upon the filing with the Compensation Committee of a completed Deferral Election Form and acceptance of such form by the Compensation Committee. The name of each individual eligible to participate in the Plan and the date on which such individual becomes a Participant in the Plan shall be recorded on Exhibit A, which exhibit is attached hereto and incorporated herein by reference and which shall be revised by the Compensation Committee from time to time to reflect the operation of the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

     Section 2.3 - Suspension of Eligibility. The Compensation Committee may in its discretion determine that a Participant will no longer be eligible to participate in the Plan and in such event, the Participant's compensation deferral election made in accordance with Article III will immediately terminate and no additional amounts shall be credited to his or her Accounts under Sections 6.1(a), 6.1(b) or 6.2(a) until such time as the individual is again determined to be eligible to participate in the Plan by the Compensation Committee and makes a new election under Article III. However, the Accounts of such Participant shall continue to be adjusted by the other provisions of Sections 6.1 and 6.2 until fully distributed.


                                   ARTICLE III
                                    BENEFITS
                                    --------

     Section 3.1 - Deferred Compensation. A Participant may elect to defer receipt of part or all of any one or more of the following items of compensation:

     (a)  Retainer Fees; and

     (b)  Meeting Fees.

A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to a Participant's Account and shall be used solely for accounting purposes.

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     Section 3.2 - Form and Effectiveness of Deferral Elections.

     (a) Each year a Participant may elect to defer all or any percentage of the Retainer Fees and Meeting Fees which the Participant has the opportunity to earn during the next succeeding calendar year through service as a Director of Company. The Participant is required to file his or her deferral election before December 31 specifying the portion of the Retainer Fees and Meeting Fees to be earned in the succeeding calendar year that is to be deferred.

     (b) An election by a Participant to defer a portion of his or her Retainer Fees and Meeting Fees pursuant to subsection (a) must be made by the Participant for the calendar year beginning after the calendar year in which occurs the date of said election and the amounts so deferred shall be paid only as provided in the Plan. Such an election must be irrevocable and must be made in the form and manner prescribed by the Compensation Committee and shall not be effective unless accepted by the Compensation Committee. The Participant may change the amount of, or suspend, future deferrals with respect to Retainer Fees and Meeting Fees otherwise payable to him or her for calendar years beginning after the date of change or suspension, as he or she may specify by written notice to the Compensation Committee. If a Participant elects to change the amount of, or suspend, deferrals, the Participant may make a new deferral election provided that any new election to defer payment of Retainer Fees and Meeting Fees must be made before the beginning of the period of service for which such compensation is payable, which period is the calendar year. The election to defer shall be irrevocable as to the deferred Retainer Fees and Meeting Fees for the period for which the election is made and shall not be effective unless accepted by the Compensation Committee.

     Section 3.3 - Matching Amounts. If for any year a Participant makes an election under Section 3.2 to defer all or any percentage of his or her Retainer Fees and Meeting Fees and to have a portion or all of such deferred compensation allocated to his or her Company Stock Account and measured by the value of Company Common Stock, then the Company will credit the Participant's Company Stock Account with a number of units (including fractions thereof) that is equal to 10% of the number of units (including fractions thereof) that were deferred to the Participant's Company Stock Account.

     Section 3.4 - Rollover Amount. With respect to Participants who participated in the Plan prior to this amendment and restatement, an amount equal to their "Account" as set forth in the Plan prior to this amendment and restatement, valued as of the effective date of this amendment and restatement, shall be the Rollover Amount. The Rollover Amount, which is comprised of elective deferrals and Company matching contributions accumulated under the Plan, shall be credited to the Participant's Company Stock Account on the effective date of this amendment and restatement and shall be subject to the terms and conditions of the Plan as amended and restated. Any Participant with a Rollover Amount shall have no right to demand distribution of such amounts other than as specifically provided for herein.

     Section 3.5 - Participant Accounts. A Company Stock Account and a Deferred Compensation Account shall be established and maintained for each Participant. The Company Stock Account shall be credited with units which shall be measured by the value of the shares of Common Stock. The Deferred Compensation Account shall be credited with amounts which shall be measured in dollars. The Company Stock Account shall be credited with (i) the Rollover Amount; (ii) deferred amounts attributable to Retainer Fees and Meeting Fees as may be allocated to the Company Stock Account pursuant to Section 6.1; and (iii) the matching amounts determined under Section 6.1. The Deferred Compensation Account shall be credited as described in Section 6.2 for any deferred amounts attributable to such amounts of Retainer Fees and Meeting Fees as may be allocated to the Deferred Compensation Account pursuant to Section 6.2.


                                   ARTICLE IV
                                     VESTING
                                     -------

     Section 4.1 - Vested Benefit. A Participant shall be considered to be 100% Vested in the units and amounts credited to his or her Accounts under the Plan.

     Section 4.2 - Limitation on Benefits. The benefits that may be payable to or on behalf of a Participant under the Plan shall not exceed a cash payment equal to the value of the amounts credited to the Participant's Deferred Compensation Account and a distribution of that number of shares of Common Stock equal to the number of units credited to the Participant's Company Stock Account (with any fractional unit being rounded to the next highest whole unit).

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                                   ARTICLE V
                                 DISTRIBUTIONS
                                 -------------

     Section 5.1 - Distributable Events. A Participant's Distributable Event shall be the first to occur of the following events:

     (a) The later of the date of the Participant's Retirement or such other date as elected and specified by the Participant in a Distribution of Benefits Form, which election is subject to approval by the Compensation Committee and which shall be made only at the time of the Participant's initial elections on such form and if the election is approved, it shall be irrevocable;

     (b) Disability (as defined in Section 1.1(m);

     (c) The Participant's death;

     (d) A Change in Control; or

     (e) The effective date of the termination of the Plan pursuant to Section 13.1.

     Section 5.2 - Distribution of Benefits.

     (a) Distribution Commencement Date. Distribution of a Participant's Plan benefit shall commence as of the first day of the second calendar month immediately following the calendar month in which the Participant's applicable Distributable Event occurs.

     (b) Form of Distribution. Benefits attributable to the value of the Deferred Compensation Account shall be delivered to the Participant in dollars. Benefits attributable to the Company Stock Account shall be delivered to the Participant in the form of shares of Common Stock. To the extent that the distribution is in the form of shares of Common Stock, such delivery shall be subject to all federal or state securities laws or other rules and regulations as determined by the Company to be applicable.

     (c) Payment Options. In the event a Participant becomes eligible to receive a payment of benefits under the Plan, the benefits payable to the Participant or, in the event of the Participant's death, to the Participant's designated beneficiary under the Plan shall be paid in accordance with one of the payment options available under the Plan as elected by the Participant on the Participant's Deferral Election Form. The Participant may not elect separate payment options with respect to the Deferred Compensation Account and the Company Stock Account. A Participant may change payment options by electing another payment option available under the Plan on a subsequent Deferral Election Form, but such change in payment option will not be effective until the lapse of a period of twelve (12) months following the date on which the Deferral Election Form was accepted by the Compensation Committee. Further, in no event will any such change in payment option be effective if such change is elected during the calendar year in which the Distributable Event occurs and no further elections may be made once a Distributable Event occurs. The payment options include installment payments over a period certain, a lump sum payment, and such other payment method as may be specified by the Participant and accepted by the Compensation Committee. The Compensation Committee may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to the payment option elected by the Participant (including consolidation into a lump sum); provided, that in the event of a Change in Control, no reduction of a payment period may be made prior to the fifth anniversary of such Change in Control. Absent a payment option election, the Compensation Committee shall direct the payment of any benefits payable under the Plan to or on behalf of the Participant in eleven (11) annual installment payments to the Participant, or in the event of the Participant's death, to the Participant's designated beneficiary under the Plan.

     (d) Application for Distribution. A Participant shall not be required to make application to receive payment. Distribution shall not be made to any beneficiary, however, until such beneficiary shall have filed a written application for benefits in a form acceptable to the Compensation Committee and such application shall have been approved by the Compensation Committee.

     Section 5.3 - Distributions As a Result of Tax Determination. Notwithstanding any provision in the Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that any amounts or units credited to a Participant's Accounts under the Plan are includable in the gross income of the Participant and subject to tax, the Compensation Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amounts or units determined to be includable in the Participant's gross income.

     Section 5.4 - Early Withdrawals. Notwithstanding any provision in the Plan to the contrary, a Participant may request, by providing a written request to the Compensation Committee, a withdrawal prior to the distribution date under the Plan of all or any portion of his or her benefits from any of his or her Accounts under the Plan in increments of twenty-five (25) percent (of aggregate Account value). If such a request is approved by the Compensation Committee, which decision by the Compensation Committee shall be made in its sole discretion on a case by case basis, a distribution of such benefits may be made to the Participant subject to a penalty for such an early withdrawal at any point equal to a six month period of nonparticipation (during which no additional amounts will be credited to the Participant's Accounts under Sections 6.1(a), 6.1(b) or 6.2(a) of the Plan) for each twenty-five (25) percent increment withdrawn. The nonparticipation period would begin as of the date on which the request made by the Participant is approved by the Compensation Committee. As a result, a Participant withdrawing his or her entire benefit from all of his or her Accounts would be excluded from eligibility to participate in the Plan for a twenty-four (24) month period beginning as of the date of such approval by the Compensation Committee. In addition, a penalty of ten (10) percent of the amount withdrawn will be imposed on any withdrawal made pursuant to this Section 5.4.


                                   ARTICLE VI
                              VALUATION OF BENEFITS
                              ---------------------

     Section 6.1 - Company Stock Account.

     (a) Deferred Amounts. If a Participant elects to defer compensation in accordance with Section 3.2, the Participant may make an irrevocable election pursuant to this Section 6.1(a) to have a portion or all of such deferred compensation allocated to the Company Stock Account and measured by the value of Company Common Stock. This irrevocable election must be made at the time the deferral elections are made under Section 3.2 in the form and manner prescribed by the Compensation Committee, and will not be effective unless accepted by the Compensation Committee. If the Participant makes an election pursuant to this
Section 6.1(a) to have a portion or all of such deferred compensation allocated to the Company Stock Account and measured by the value of Common Stock, the Participant's Company Stock Account shall be credited with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of Common Stock that could have been purchased with the dollar amount of such deferred compensation determined as of the date on which such compensation is earned, based on the last sale price as reported on the NASDAQ Stock Market (or such other registered securities exchange or market as the Common Stock may be traded on in the future) on such date. For this purpose, a Participant's Retainer Fees are deemed to be earned on March 1 (January and February amounts), June 1 (March through May amounts), September 1 (June through August amounts), December 1 (September through November amounts) and the next March 1 (December amount). Meeting Fees are deemed to be earned when they would have otherwise been paid if a deferral had not been elected. Each unit credited to the Company Stock Account shall be measured by the value of one share of Common Stock and treated as though invested in a share of Common Stock. Subject to subsection (e) of this Section 6.1, the liability of the Company under the Plan with respect to the units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock.

     (b) Matching Amounts.

     (i) When a Participant's Company Stock Account is to be credited with matching units pursuant to Section 3.3, said Account shall be credited with that number of units (including fractions thereof) that shall be equal to ten percent (10%) of the number of units (including fractions thereof) that were credited to the Participant's Company Stock Account under Section 6.1(a) determined as of the date on which such compensation is earned, based on the last sale price as reported on the NASDAQ Stock Market (or such other registered securities exchange or market as the Common Stock may be traded on in the future) on such date.

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     (ii) Each unit credited to the Company Stock Account shall be measured by the value of one share of Common Stock and treated as though invested in a share of Common Stock. Subject to subsection (e) of this Section 6.1, the liability of the Company under the Plan with respect to the units credited to the Company Stock Account shall be satisfied only in shares of Company Common Stock.

     (c) Dividends. A Participant's Company Stock Account shall be credited on each Common Stock dividend payment date with that number of units equal to the number of shares which would have been acquired based upon the dividends paid by the Company on shares of Common Stock equal to the number of units credited to the Company Stock Account as of the record date for such dividend.

     (d) Stock Dividends. The number of units credited to the Company Stock Account shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

     (e) Transfer Upon Change in Control. In the event of a Change in Control, effective as of the close of business on the date of the Change in Control, each Participant's Deferred Compensation Account shall be credited with an amount measured in dollars equal to the value of such Participant's Company Stock Account based upon the fair market value of the Company Common Stock on such date and the Participant's Company Stock Account shall be closed and the Participant shall have no further interest in the said Account.

     Section 6.2 - Deferred Compensation Account.

     (a) Deferred Amounts. When a Participant's Deferred Compensation Account is to be credited with a deferred amount, that amount measured in dollars equal to such deferred amount shall be credited to the Deferred Compensation Account as of the close of business on the date that such amount would have been earned. For this purpose, a Participant's Retainer Fees are deemed to be earned on March 1 (January and February amounts), June 1 (March through May amounts), September 1 (June through August amounts), December 1 (September through November amounts) and the next March 1 (December amount). Meeting Fees are deemed to be earned when they would have otherwise been paid if a deferral had not been elected.

     (b) Interest. Subject to Section 6.2(c), as of the close of each business day, each Participant's Deferred Compensation Account shall be valued by calculating the product of (i) the average daily balance in such Deferred Compensation Account for the quarter, multiplied by (ii) one-twelfth (1/12) of the annual prime rate for corporate borrowers quoted at the beginning of the month by the Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

     (c) Investment Options. The Compensation Committee may permit a Participant to allocate the Participant's Deferred Compensation Account among one or more investment options for purposes of measuring the value of the benefit. To the extent that the Deferred Compensation Account is allocated to an investment option, it shall not be credited with interest under Section 6.2(b). That portion of the Deferred Compensation Account allocated to an investment option shall be deemed to be invested in such investment option and shall be valued as if so invested, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The determination of which investment options, if any to make available, and the continued availability of selected investment options rests in the Compensation Committee's sole discretion; provided, that subsequent to a Change in Control, the Company shall maintain the availability of those investment options in place at the time of the Change in Control (or substantially equivalent investment options).

     (d) Participant Allocation Request. A Participant's request to allocate or reallocate among investment options must be in writing on an Allocation Request Form in such increments as the Compensation Committee may require. All such requests are subject to acceptance by the Compensation Committee at its discretion. If accepted by the Compensation Committee, an allocation request will be effective as of the close of business on the allocation date (as defined in Section 6.3).

     Section 6.3 - Allocation Date. Upon acceptance of an allocation request pursuant to Section 6.2, the Compensation Committee will process the request as soon as reasonably administratively practicable. The request shall be implemented and reflected in the Participant's Account as of the close of business on such date as may be determined by the Compensation Committee in its reasonable discretion (the "allocation date").

     Section 6.4 - Hypothetical Accounts. The Accounts established under the Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (or sub-accounts) shall hold or be required to hold any actual funds or assets.


                                  ARTICLE VII
                              NONTRANSFERABILITY
                              ------------------

     Section 7.1 - Anti-Alienation of Benefits. Any benefits which may be credited to a Participant's Accounts under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     Section 7.2 - Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

     Section 7.3 - Designated Beneficiary. In the event of a Participant's death prior to the payment of all or a portion of any benefits which may be payable with respect to the Participant under the Plan, the payment of any benefits payable on behalf of the Participant under the Plan shall be made to the Participant's beneficiary designated on a "Beneficiary Designation Form," which form shall be approved by the Compensation Committee. If no such beneficiary has been designated, payment shall be made as required under the Participant's will; or, in the event that there shall be no functioning will under applicable state law, then to such persons as, at the date of the Participant's death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the decedent's intestate property, in the proportions specified in such statute.


                                  ARTICLE VIII
                                   WITHHOLDING
                                   -----------

     Section 8.1 - Withholding. The amounts payable pursuant to the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments.


                                   ARTICLE IX
                                     VOTING
                                     ------

     Section 9.1 - Voting of Company Stock. No Participant shall be entitled to any voting rights with respect to any units credited to his or her Company Stock Account.


                                    ARTICLE X
                           ADMINISTRATION OF THE PLAN
                           --------------------------

     Section 10.1 - Administrator. The administrator of the Plan shall be the Company. However, the Compensation Committee shall act on behalf of the Company with respect to the administration of the Plan and may delegate authority with respect to the administration of the Plan to such other committee, person or persons as it deems necessary or appropriate for the administration and operation of the Plan.

     Section 10.2 - Authority of Administrator. The Compensation Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all questions concerning the status and rights of the Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Compensation Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, regulations and calculations of the Compensation Committee shall be final and binding on all persons and parties concerned. The Secretary of the Company shall be the agent of the Plan for the service of legal process in accordance with section 502 of ERISA.

     Section 10.3 - Operation of Plan and Claims Procedures. The Compensation Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Company shall be responsible for the expenses incurred in the administration of the Plan. The Compensation Committee shall be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Compensation Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Compensation Committee with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the "Claims Manager" shall be the Company.

     (a) Claims Forms. It is the intent of the Company to make payments under the Plan without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Claims Manager. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of benefits payable under the Plan on a form acceptable to the Claims Manager. If for any reason a claim for payments under the Plan is denied by the Compensation Committee, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

     (i) The claimant's claim shall be deemed to be filed when presented orally or in writing to the Claims Manager.

     (ii) The Claims Manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

     (b) Review. The claimant shall have sixty (60) days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

     (c) Decision on Review. The Compensation Committee shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 10.3.

     (d) Deadline to File Claim. To be considered timely under the Plan's claim and review procedure, a claim must be filed with the Claims Manager within one
(1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

     (e) Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes:

     (j) no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedures set forth herein have been exhausted in their entirety; and

     (ii) in any such legal action all explicit and all implicit determinations by the Compensation Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

     (f) Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under Section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to the Plan unless the legal action is commenced in the proper forum before the earlier of:

     (i) thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

     (ii) six (6) months after the claimant has exhausted the claim and review procedure.

     (g) Knowledge of Facts by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for purpose of applying the previously specified periods.

     Section 10.4 - Participant's Address. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefits payable under the Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then Company shall not have any further obligation to pay any benefit under the Plan to or on behalf of such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 11.1 - No Future Director Terms. Nothing in the Plan nor any action taken under the Plan shall obligate a Participant to continue as a Director or to accept any nomination for a future term as a Director of the Company or require the Company to nominate or cause the nomination of the Director for future term as a Director.

     Section 11.2 - Participants Should Consult Advisors. Neither the Company, nor its Directors, officers, employees or agents makes any representation or warranty with respect to the federal, state or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

     Section 11.3 - Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the ERISA and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts under the Plan. Any funds invested under the Plan allocable to the Company shall continue for all purposes to be part of the respective general assets of the Company and available to the general creditors of the Company in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of the Company. The Company shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency. No Participant or any other person shall have any interests in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by

                                    10
the Company or any other person or entity that any funds in any trust or the assets of the Company will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

     Section 11.4 - The Trust.

     (a) Establishment of Trust. In order to provide assets from which to fulfill the obligations to the Participants and their beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the Trustee, to which the Company may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan. The Trustee for the Trust will have the duty to invest the Trust assets and funds in accordance with the terms of the Trust. The Company shall be entitled at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust established by the Company. All rights associated with the assets of each the Trust will be exercised by the Trustee of the Trust or the person designated by the Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. The Trust shall provide that in the event of the insolvency of the Company, the Trustee shall hold the assets for the benefit of the general creditors of the Company. The Trust shall be based on the model trust contained in Internal Revenue Service Revenue Procedure 92-64.

     (b) Contribution Upon Change in Control. If as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the assets held in the Trust established under subsection
(a), then within thirty (30) days of such Change in Control, the Company if it has established a Trust shall contribute to the Trust assets having a value at least equal to the amount of such excess.

     Section 11.5 - Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

     Section 11.6 - Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     Section 11.7 - Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Minnesota shall apply with respect to the Plan.

     Section 11.8 - Stock Subject to Plan. Subject to and in accordance with the terms of the Plan, the maximum number of shares of Common Stock that shall be made available for purposes of satisfying the obligations of the Company under the Plan is 75,000 shares, subject to adjustment by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.


                                   ARTICLE XII
                                   AMENDMENTS
                                   ----------

     Section 12.1 - Amendment of the Plan. The Company reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by the action of the Compensation Committee and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant's reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. An amendment shall be authorized by the Compensation Committee and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Compensation Committee. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

                                  ARTICLE XIII
                                  TERM OF PLAN
                                  ------------

     Section 13.1 - Term of the Plan. The Company may at any time terminate the Plan by action of the Compensation Committee with such termination being effective as of the date that all Participant Accounts have been distributed to Participants in accordance with and subject to the provisions of Article V. Effective as of the date of the Compensation Committee action (or such later date as may be specified therein) all compensation deferral elections will terminate and no further amounts shall be credited to any Accounts of any Participant under Sections 6.1(a), 6.1(b) and 6.2(a) after such date. However, the Participants' Accounts shall continue to be adjusted by the other provisions of Sections 6.1 and 6.2 until all benefits are distributed to the Participants or to the Participants' beneficiaries.

Dated as of this 27 day of September, 2001.
                 --        ---------

H.B. FULLER COMPANY

By:  /s/ Norbert R. Berg
     ---------------------------------

Title:  Chair - Compensation Committee
       -------------------------------


                                       12